Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(53,240)
Unrealized Gain (Loss) on Market Value of Futures	(68,400)
Dividend Income	2,062
Interest Income	6,402
ETF Transaction Fees	350
Total Income (Loss)	$(112,826)

Expenses
General Partner Management Fees	$4,048
Professional Fees	6,555
Brokerage Commissions	229
Non-interested Directors' Fees and Expenses	56
NYMEX License Fee	81
Total Expenses	10,969
Expense Waiver	(6,158)
Net Expenses	$4,811
Net Income (Loss)	$(117,637)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$6,967,340
Withdrawals (100,000 Shares)	(925,815)
Net Income (Loss)	(117,637)

Net Asset Value End of Month	$5,923,888
Net Asset Value Per Share (650,000 Shares)	$9.11

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612